As filed with the Securities and Exchange Commission on December 22, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________

Yuma Energy, Inc.
(Exact name of Registrant as specified in its charter)
__________
California	94-0787340
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
 (Address of Principal Executive Offices)(Zip Code)
__________

Yuma Energy, Inc. 2014 Long-Term Incentive Plan
The Yuma Companies, Inc. 2011 Stock Option Plan as assumed by Yuma Energy, Inc., effective September 10, 2014
(Full title of the plan)
__________

Sam L. Banks
President and Chief Executive Officer
1177 West Loop South, Suite 1825
Houston, Texas 77027
 (Name and address of agent for service)

(713) 968-7000
(Telephone Number, including area code, of agent for service)
__________

The Commission is requested to send copies of all communications to:
Reid A. Godbolt, Esq.
Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Telephone: (303) 573-1600
Facsimile: (303) 573-8133
__________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price	Registration Fee
Common Stock, No Par Value	8,900,000	$2.40	$21,360,000	$2,483
Common Stock, No Par Value	95,424(3)	$2.40	$229,018	$27
Total				$2,510

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, no par value per share (“Common Stock”), of Yuma Energy, Inc., a California corporation (the “Registrant”), as may be issued to prevent dilution from stock splits, stock dividends, and similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act on the basis of the average of the high and low prices of the Common Stock on the NYSE MKT on December 19, 2014, within five business days prior to filing.

(3)
Represents restricted stock units issued under The Yuma Companies, Inc. (“Old Yuma”) 2011 Stock Option Plan, as assumed by the Registrant, effective September 10, 2014 (the “Yuma Plan”), pursuant to that certain Amended and Restated Agreement and Plan of Merger and Reorganization dated as of August 1, 2014, by and among the Registrant, two wholly-owned subsidiaries of the Registrant and Yuma Energy, Inc., a Delaware corporation (the “Merger Agreement”).

i

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

We are subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Commission. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the Commission:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Commission on March 31, 2014, and Amendment No. 1 on Form 10-K/A filed with the Commission on June 13, 2014;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the Commission on May 15, 2014;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the Commission on August 14, 2014;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the Commission on November 14, 2014;

●
Our Current Reports on Form 8-K filed with the Commission on February 6, 2014, March 31, 2014, May 15, 2014, August 4, 2014, August 12, 2014, August 14, 2014, September 16, 2014, October 14, 2014, October 22, 2014, October 29, 2014, November 17, 2014 and December 4, 2014, and on Form 8-K/A filed on September 22, 2014; and

●	the description of our common stock which is contained in our registration statement filed on Form S-4, as amended, with the Commission on August 4, 2014, registration number 333-197826.

In addition, all documents which we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information furnished rather than filed) after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents, provided that, unless specifically stated to the contrary, documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into or otherwise included in this Registration Statement. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Sections 204(a)(11) and 317 of the California General Corporation Law authorize Yuma Energy, Inc., a California corporation (the “Company”), to indemnify, subject to the terms and conditions set forth therein, its directors, officers, employees and other agents against expenses, judgments, fines, settlements and other amounts that they may incur in connection with pending, threatened or completed lawsuits and other proceedings that are based upon their service as the Company directors, officers, employees or other agents or that are based upon their service as directors, officers, employees or other agents of certain other specified entities. The California General Corporation Law also provides that the Company is entitled to purchase indemnification insurance on behalf of any such director, officer, employee or agent. Article Tenth of the Company’s restated articles of incorporation permits it to indemnify its directors, officers, employees and other agents in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject only to the applicable limits set forth in Section 204 of the California General Corporation Law. Article V of the Company’s bylaws, as amended, requires it to indemnify its directors and officers against such expenses, judgments, fines, settlements and other amounts to the maximum extent permitted by applicable law.

Article Tenth of the Company’s restated articles of incorporation eliminates the personal liability of its directors for monetary damages for breach of their duties as directors to the fullest extent permitted under California law. Section 204(a)(10) of the California General Corporation Law provides that this provision does not eliminate the liability of a director for specified acts such as (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (3) any transaction from which the director derived an improper personal benefit, (4) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its stockholders, (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (6) unlawful dividends, loans or stock repurchases.

The Company has also entered into individual indemnification agreements with its directors and executive officers. These agreements indemnify those directors and officers to the fullest extent permitted by law against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit Number	Exhibit Title

4.1	Restated Articles of Incorporation of the Registrant (included as Exhibit 3.1 of the Current Report on Form 8-K filed by the Registrant on September 16, 2014 and incorporated by reference herein).

4.2
Certificate of Determination of Rights, Preferences, Privileges and Restrictions of 9.25% Series A Cumulative Redeemable Preferred Stock of the Registrant (included as Exhibit 3.2 of the Registration Statement on Form 8-A filed by the Registrant on October 20, 2014 and incorporated by reference herein).

4.3	Amended and Restated Bylaws of the Registrant (included as Exhibit 4.2 of the Registration Statement on Form S-3 filed by the Registrant on November 21, 2013 and incorporated by reference herein).

4.4	Yuma Energy, Inc. 2014 Long-Term Incentive Plan (included as Exhibit 10.6 of the Current Report on Form 8-K filed by the Registrant on September 16, 2014 and incorporated by reference herein).

4.5	The Yuma Companies, Inc. 2011 Stock Option Plan (included as Exhibit 10.5 of the Current Report on Form 8-K filed by the Registrant on September 16, 2014 and incorporated by reference herein).

5.1*	Opinion of Jones & Keller, P.C.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of SingerLewak LLP.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of MHA Petroleum Consultants, LLC.

23.5*	Consent of Jones & Keller, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereof).
__________________
*           Filed herewith.

Item 9.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 22, 2014.

YUMA ENERGY, INC. (the “Registrant”)

By:	/s/ Sam L. Banks
Sam L. Banks
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sam L. Banks and Kirk F. Sprunger as his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sam L. Banks	Chairman of the Board, Director, President and Chief Executive Officer (Principal Executive Officer)	December 22, 2014
Sam L. Banks

/s/ Kirk F. Sprunger	Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)	December 22, 2014
Kirk F. Sprunger

/s/ James W. Christmas	Director	December 22, 2014
James W. Christmas

/s/ Frank A. Lodzinski	Director	December 22, 2014
Frank A. Lodzinski

/s/ Ben T. Morris	Director	December 22, 2014
Ben T. Morris

/s/ Richard K. Stoneburner	Director	December 22, 2014
Richard K. Stoneburner

/s/ Richard W. Volk	Director	December 22, 2014
Richard W. Volk

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

4.1	Restated Articles of Incorporation of the Registrant (included as Exhibit 3.1 of the Current Report on Form 8-K filed by the Registrant on September 16, 2014 and incorporated by reference herein).

4.2
Certificate of Determination of Rights, Preferences, Privileges and Restrictions of 9.25% Series A Cumulative Redeemable Preferred Stock of the Registrant (included as Exhibit 3.2 of the Registration Statement on Form 8-A filed by the Registrant on October 20, 2014 and incorporated by reference herein).

4.3	Amended and Restated Bylaws of the Registrant (included as Exhibit 4.2 of the Registration Statement on Form S-3 filed by the Registrant on November 21, 2013 and incorporated by reference herein).

4.4	Yuma Energy, Inc. 2014 Long-Term Incentive Plan (included as Exhibit 10.6 of the Current Report on Form 8-K filed by the Registrant on September 16, 2014 and incorporated by reference herein).

4.5	The Yuma Companies, Inc. 2011 Stock Option Plan (included as Exhibit 10.5 of the Current Report on Form 8-K filed by the Registrant on September 16, 2014 and incorporated by reference herein).

5.1*	Opinion of Jones & Keller, P.C.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of SingerLewak LLP.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of MHA Petroleum Consultants, LLC.

23.5*	Consent of Jones & Keller, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereof).
__________________
*           Filed herewith.